Exhibit 10.1

STOCK PURCHASE AGREEMENT This Stock Purchase Agreement (this "Agreement") is made and entered into as of April 17 , 2026 , by and arnong : Patient Path LLC , a limited liability company, acting by and through its authorized representative Alonzo V . Pierce , sole owner of Patient Path LLC (the "Seller"), and Daniela Carolina Mujica Chacon, a Venezuelan national, Passport No . (the "Buyer") . Seller and Buyer are sornetimes individually referred to herein as a "Party" and collectively as the "Parties . " RECITALS WHEREAS, Seller is the record and beneficial owner of 1 , 560 , 000 shares of cormnon stock, par value $ 0 . 0001 per share (the "Common Shares") , and 700 , 000 shares of Special 2024 Series B Preferred Stock (the "Series B Preferred"), of Glow Holdings , Inc . , a corporation traded on the OTC markets under the ticker symbol GLOH (the "Company") ; WHEREAS, the Common Shares represent a controlling interest in the Company, and the Series B Preferred represents 100 % of the issued and outstanding Series B Preferred Stock of the Company ; WHEREAS, Buyer desires to purchase the Common Shares and the Series B Preferred from Seller on the terms and conditions set forth herein ; WHEREAS, Buyer and Seller have entered into an Escrow Agreement with Eric Newlan of Newlan Law Firm, PLLC, acting as escrow agent (the "Escrow Agent"), governing the deposit and disbursement of funds related to this transaction ; WHEREAS, prior to the date of this Agreement, the Company has transferred all intellectual property and development work associated with the GlohCare platform (which was under development and not carried as an asset on the Company's balance sheet) to a separate private entity ; Buyer acknowledges this transfer and agrees that such intellectual property does not form part of the assets being acquired pursuant to this Agreement ; and WHEREAS, the Parties desire to set forth the terms and conditions under which Buyer will acquire the Target Shares from Seller . NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows : 1. PURCHASE AND SALE OF SHARES 1. Sale of Target Shares Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, and transfer to Buyer , and Buyer agrees to purchase from Seller : (a) 1 , 560 , 000 shares of Common

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Stock of the Company (the ''Common Shares") ; and (b) 700 , 000 shares of Special 2024 Series B Preferred Stock of the Company (the "Series B Preferred") . The Common Shares and the Series B Preferred are collectively referred to herein as the "Target Shares . " 2. PURCHASE PRICE 1. Total Purchase Price The total purchase price for the Target Shares shall be One Hundred Ninety Thousand Dollars (US $190,000) (the "Purchase Price"). 2. Escrowed Funds The Parties acknowledge that the Purchase Price of $ 190 , 000 has been deposited by Buyer with the Escrow Agent and is currently held in escrow . An additional $ 10 , 000 has been deposited to cover crypto - to - USD conversion fees and the Escrow Agent's fee, for a total deposit of $ 200 , 000 . The Escrow Agent shall disburse the Purchase Price to Seller upon completion of the Closing in accordance with the terms • Of the Escrow Agreement . 3. ESCROW The Parties acknowledge that the Purchase Price is held and shall be disbursed in accordance with the Escrow Agreement among : (a) Buyer ; (b) Seller ; and (c) Eric Newlan, Esq., of Newlan Law Firm, PLLC, acting as Escrow Agent. The Escrow Agent shall release funds and transfer documentation only in accordance with the terms of the Escrow Agreement . If Closing has not occurred by May 1 , 2026 (unless extended by written consent of the Parties), the disposition of escrowed funds shall be governed by the terms of the Escrow Agreement . 4. INTELLECTUAL PROPERTY CARVE - OUT 1. Acknowledged Pre - Closing Transfer . Buyer expressly acknowledges and agrees that, prior to the Closing, the Company has transferred all intellectual property and development work associated with the GlohCare health intelligence platform, including without limitation all source code, algorithms, risk models, clinical decision support engines, database schemas, domain names, and associated development work (collectively, the "Excluded IP"), to a separate private entity controlled by Seller's principals . The Excluded IP was under development and was not carried as an asset on the Company's balance sheet . 2. o Claim by Buyer . Buyer hereby waives any and all claims, rights, or interests in or to the Excluded IP and agrees that the Excluded IP does not form part of the assets, business, or value of the Company being acquired pursuant to this Agreement . Buyer's acquisition of the Target Shares does not include, and shall not be construed to include, any right, title, or interest in the Excluded IP .

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4 . 3 Permitted Pre - Closing Action . The transfer of the Excluded IP described in this Section 4 is hereby acknowledged by Buyer as a permitted pre - closing action and shall not constitute a breach of any representation, warranty, or covenant of Seller under this Agreement, including without limitation the covenants set forth in Section 7 . 5. CONDITIONS TO CLOSING 1. Conditions to Buyer's Obligations The obligations of Buyer to consummate the Closing are subject to satisfaction of each of the following conditions, any of which may be waived in writing by Buyer in their sole discretion : (a) Buyer shall be satisfied with the results of their due diligence review in their sole and absolute discretion; (b) There shall have been no 1naterial adverse change in the business, operations, assets, liabilities, or fmancial condition of the Company since the date of this Agreement; (c) All representations and warranties of Seller shall be true and correct in all material respects as of the Closing Date; (d) Seller shall have delivered all required share transfer documents in form and substance satisfactory to Buyer; (e) The Target Shares shall be free and clear of all liens and encumbrances at Closing; and (f) Board control of the Company shall be transferred to Buyer at Closing. 6. REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer that: 1. Authority Seller has full legal authority to enter into and perform this Agreement, and Alonzo V. Pierce has full authority to execute this Agreement on behalf of Patient Path LLC as its sole owner. 2. Ownership of Shares Seller is the lawful owner of the Target Shares, free and clear of all liens, pledges, encumbrances, claims, or restrictions of any kind . 3. Valid Issuance The Target Shares have been duly authorized and validly issued, and are fully paid and non - assessab le. 4. No Conflicts Execution of this Agreement will not violate any agreement, instrument, order, judgment, or law to which Seller or the Company is a party or subject . 5. Litigation

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There is no pending or threatened litigation, claims, or governmental actions that would materially affect the ability of Seller to complete this transaction, and there are no judgments, liens, or encumbrances outstanding against the Company or the Target Shares . 6. Capitalization The Target Shares represent all shares owned or controlled by Seller in the Company . There are no undisclosed options, warrants, convertible securities, or rights of any kind to acquire shares of the Company held by Seller or any affiliate . There are no preemptive rights, voting agreements, or restrictions of any kind affecting the control or transfer of the Target Shares . 7. Financial Statements and Liabilities Seller shall provide Buyer with all available financial statements of the Company prior to Closing . To Seller's knowledge, there are no material undisclosed liabilities of the Cornpany . All assets of the Company are held free and clear of any material encumbrance and shall survive the transfer of the Target Shares and the change of corporate control . Notwithstanding the foregoing, prior to the date of this Agreement, the Company has transferred all intellectual property and development work associated with the GlohCare platform, which was under development and not carried as an asset on the Company's balance sheet, to a separate private entity . Buyer acknowledges this transfer, has been informed of it prior to signing this Agreement, and agrees that such intellectual property does not form part of the assets being acquired pursuant to this Agreement . This transfer shall not constitute a breach of this representation . 8. Regulatory Status To Seller's knowledge, all OTC / SEC filings made by or on behalf of the Company are complete, accurate, and timely . The Company is current in all of its applicable reporting obligations . There are no pending or threatened regulatory investigations or trading suspensions involving the Company or its securities of which Seller is aware . 9. Absence of Restrictive Agreements There are no shareholder agreements, rights plans, or supermajority provisions applicable to the Company or its securities that would restrict or impair Buyer's exercise of control following Closing . There are no agreements of any kind restricting the transfer of the Target Shares . 7. PRE - CLOSING COVE ANTS OF SELLER From the date of this Agreement until the Closing, Seller shall cause the Company to operate only in the ordinary course of business and shall not, without the prior written consent of Buyer : (a) Issue any new shares of capital stock or any options, warrants, convertible securities, or other rights to acquire equity of the Company; (b) Incur any indebtedness or liabilities outside the ordinary course of business; (c) Enter into any material contract or agreement outside the ordinary course of business ; (d) Make any change to the Company's capitalization, board composition, or management; or (e) Make any payments to insiders, officers, directors , or affiliates of the Company outside the ordinary course of business.

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Notwithstanding the foregoing, the transfer of the Excluded IP described in Section 4 of this Agreement, having been completed prior to the date of this Agreement and acknowledged by Buyer herein, shall not be subject to the restrictions of this Section 7 and shall not require Buyer's consent . 8. REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller that : 1. Authority Buyer has full legal capacity and authority to enter into this Agreement as an individual . Daniela , is entering into this Carolina Mujica Chacon, a Venezuelan national , Passport No. Agreement in their individual capacity. 8.2 Investment Intent Buyer is acquiring the Target Shares for investment purposes and not with a view to public distribution in violation of applicable securities laws . 3. Financial Ability Buyer has sufficient funds available to complete the Purchase Price obligations set forth herein . 4. Ackno,vledgment of IP Transfer Buyer expressly acknowledges that they have been informed prior to signing this Agreement that the GlohCare platform intellectual property and development work has been transferred out of the Company to a separate private entity, that such IP was not carried as an asset on the Company's balance sheet, and that such IP does not form part of the consideration for this transaction . 9. CHANGE OF CONTROL The Parties acknowledge that the acquisition of the Target Shares, including the 700 , 000 shares of Special 2024 Series B Preferred Stock, may result in a change of control of the Company . Such transaction shall be disclosed by the Company in a Current Report on Form 8 - K or equivalent OTC disclosure filed upon consummation of the Closing, in accord . ance with applicable reporting requirements . 10. INDEMNIFICATION Seller shall indemnify, defend, and hold harmless Buyer and its officers, directors, employees, and agents from and against any and all damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from or related to : (a) any breach of any representation, warranty, or covenant of Seller contained in this Agreement ; (b) any undisclosed liabilities of the Company existing as of or prior to the Closing Date ; or (c) any third - party claim arising from facts or circumstances existing prior to Closing . Buyer shall indemnify and hold harmless Seller from any damages, losses, or liabilities resulting from any breach of Buyer's representations, warranties, or covenants under this Agreement . For the avoidance of doubt, the transfer of the Excluded IP as described in Section 4 shall not give rise to any indemnification obligation of Seller . 11. TELECARE HOME HEALTH LLC 1. Continued Operation .

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TeleCare Home Health LLC currently operates as a wholly owned subsidiary of the Company and shall remain so following Closing as a courtesy to Buyer to support the Company's non-shell status. Buyer acknowledges that TeleCare is being retained within the Company solely at the discretion of Seller's principals as an accommodation to Buyer, and not as a representation or warranty of its continued presence.

### 11.2 Seller's Right to Separate TeleCare.

Notwithstanding the foregoing, Seller's principals retain the right, at their sole discretion, to cause the Company to divest, spin out, transfer, or otherwise separate TeleCare Home Health LLC from the Company at any time following Closing upon thirty (30) days written notice to Buyer. Buyer acknowledges that such separation may affect the Company's non-shell status and agrees to take all reasonable steps to identify and acquire replacement operating assets or business activities within a reasonable time following receipt of any such notice. Buyer accepts the Target Shares with full knowledge and acceptance of this contingency.

## 12. INTELLECTUAL PROPERTY PROTECTION AND COOPERATION

### 12.1 Seller Retention of All IP.

Seller and Seller's principals retain all right, title, and interest in and to any and all intellectual property, source code, algorithms, risk models, trade secrets, copyrights, and development work associated with the GlohCare platform and all related assets, whether or not specifically enumerated in this Agreement or the related IP Assignment Agreement. Buyer agrees that no intellectual property of any kind developed prior to Closing by or on behalf of the Company in connection with the GlohCare platform passes to Buyer or the Company pursuant to this Agreement.

### 12.2 Buyer Cooperation.

Buyer agrees to execute, and to cause the Company to execute, any additional documents, instruments, assignments, or agreements reasonably requested by Seller or Seller's principals at any time following Closing to confirm, perfect, record, or enforce Seller's ownership of any intellectual property described in this Section 12, at no cost to Seller. Buyer shall not take any action, or cause the Company to take any action, that would impair, challenge, or encumber Seller's intellectual property rights.

### 12.3 Trademark Abandonment.

Prior to the date of this Agreement, Seller caused the Company to file Express Abandonments with the United States Patent and Trademark Office for the following pending trademark applications: (a) GlohCo, Serial No. 99689325; (b) GlohPredict, Serial No. 99689324; and (c) GlohCare, Serial No. 99689530 (confirmation numbers to be inserted upon receipt). Buyer acknowledges that these trademark applications have been abandoned prior to Closing and that neither the Company nor Buyer has any rights in or to these marks following such abandonment. Seller retains confirmation receipts of all three abandonments.

## 13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, with exclusive jurisdiction in Denton County, Texas, consistent with the governing law of the Escrow Agreement.

14. ENTIRE AGREEMENT This Agreemen ೦ together with the Escrow Agreement and related transaction documents, constitutes the entire agreement among the Parties regarding the subject matter herein and supersedes all prior agreements and understandings, written or oral . 15. COUNTERPARTS This Agreement may be executed in multiple counterparts, including electronically via DocuSign or similar platform, each of which shall be deemed an original and all of which together shall constitute one and the sarne instrument .

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[ SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. SELLER: PATIENT PATH LLC Alonzo V. Pierce Sole Owner, Patient Path LLC BUYER: ೦ miela Caroli a MuJ Passport No .: Individually

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